SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.

For period ending 10/31/2003
File number 811-07758
Series No.:   2


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   56
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                   11
              Class C Shares                  277
              Class K Shares                   57
              Investor Class               18,140

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 8.69
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 8.81
              Class C Shares                $ 8.28
              Class K Shares                $ 8.80
              Investor Class                $ 8.91